PROFILE: RICK’S CABARET INTERNATIONAL, INC. [NASDAQ: RICK]
Industry: Leisure/Restaurants
Employees:                            560
Revenue LTM 6/30:       $ 29 m
Net Income LTM 6/30:  $ 1.76 m
EBITDA:                           $ 4.46 m
Shares Outstanding:           6.2 m
52-wk Range           $5.02-$11.41
Recent Mkt Cap:    $ 67.6 m
Enterprise Value:   $ 79.5 m*
Website:       www.ricks.com

Rick's Cabaret International, Inc. operates upscale gentlemen’s clubs, nightclubs, bars and restaurants in the U.S. and has a licensing program in Latin America.

Founded in 1983, Rick’s Cabaret was the pioneer in the creation of elegant gentlemen’s clubs featuring beautiful topless dancers and high quality restaurant service. Rick’s Cabaret went public in 1995 and is listed on the NASDAQ Global Market under the symbol RICK. Rick’s Cabaret has built powerful brand name awareness for its hospitality, upscale environment and enjoyable adult entertainment. Many performers from Rick’s have become Penthouse Pets (three have been Pet of the Year) while others have become Playboy Playmates, including the now deceased Anna Nicole Smith, who met her oil billionaire husband while dancing at Rick’s Cabaret in Houston.

President Eric Langan joined Rick’s Cabaret in 1998 and became CEO in 1999. He has steadily expanded Rick’s operations, growing the number of clubs, revenues and profit. He is pursuing an active acquisition strategy, buying high-end clubs in major markets. Mr. Langan has positioned the company at the top of the gentlemen’s club sector, with pleasurable ambiance and a relaxed, conscientious approach to customer service. The company has been featured in profiles in The Wall Street Journal, MarketWatch, Corporate Board Member, Smart Money, Forbes, USA Today, The New York Daily News and other publications. Time Out New York magazine included the Rick’s Cabaret-NYC Steakhouse in its TONY 100 list of fine dining establishments and it is also included in the Zagat’s New York Nightlife publication.

Mr. Langan believes the gentleman’s club business is in a consolidation phase much like that of the casino industry in the 1990s. His vision is that Rick’s Cabaret will lead the way in becoming the most important player in the business, with a goal of 50 clubs in 30 cities.

The principal business lines of Rick’s Cabaret are:

□
Nightclub Entertainment: Rick's Cabaret owns and operates six Rick’s Cabaret clubs in New York City, Houston, Minneapolis, San Antonio, Ft. Worth and Austin and has announced its intention to purchase a major club in Philadelphia. Other venues include Club Onyx in Houston and Charlotte catering to African-American gentlemen and four XTC Cabaret clubs in Houston, San Antonio and Austin. The first internationally licensed club is scheduled open in Buenos Aries this year. A popular Rick’s Cabaret in New Orleans is licensed to the founder of the company. The acquisition strategy is to buy clubs that are quickly accretive to revenue and earnings.

□
Internet Activities: Rick’s owns www.CouplesTouch.com, a premiere adult entertainment subscription website serving people interested in the “swingers’” lifestyle. The strategy is to extend the site’s reach nationally. Under the flagship www.NaughtyBids.com, the Company owns and operates nine adult auction sites.

Forward looking Statements:
This document may contain forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause the Company’s actual results to differ materially from those indicated in this document include the risks and uncertainties related to actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including but not limited to the risks associated with operating an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the Company’s business in New York City and elsewhere, and numerous other factors such as laws governing the operation of adult entertainment businesses, competitive factors, dependence on key personnel and the ability to manage operations and the ability to raise the funds necessary for its acquisition program. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. Details of the Company’s recent activities are to be found in the Company’s most recent filings with the SEC, all of which are available on the Company’s website, www.ricks.com.
    * - Multiple Sources, Compiled by Yahoo Finance as of August 14, 2007

...continued

Business Strategy and Management of Rick’s Cabaret Nightclubs

The following areas distinguish Rick’s:

► Female Entertainment. The Company maintains high standards for personal appearance and conduct of entertainers and waitresses. Applicants are engaged based on such factors of physical beauty, attitude, dress, personality and communication skills, demeanor and dancing ability. In most clubs, performers are independent contractors who pay a fee to perform and are paid by customers.

► Management. Staff is recruited from both inside and outside the gentlemen’s club industry and all undergo a thorough training program. Each club has an experienced general manager, backed up by staffs that place a high premium on customer service. The Company has custom-designed internal procedures and cash management controls designed to ensure the integrity of operational and accounting records. Club managers are isolated from cash and credit card transactions are strictly monitored. Charges made by customers must be approved, in writing, by a manager before services are rendered and are only then as payment for food, drink and entertainment. Accounting control mechanisms are in place at all clubs.

► Compliance Policies. All business is carried on in conformity with local, state and federal laws. In particular, we maintain a No Tolerance Policy regarding illicit sex or illegal drug use in or around the premises. While on duty, entertainers and waitresses may not leave the premises without permission of management. Strict codes of appearance and conduct are maintained for performers.

► Food and Drink: Along with a first class bar, the Company maintains a fine restaurant at most locations. Waitstaff is carefully recruited, screened, trained and, in some states, certified. Each club maintains stocks of premium wine, liquor and beer in order to ensure that the customer perceives and obtains good value.

► Atmosphere. Decor and furnishings create the feeling of an upscale restaurant or club. The sound system is designed to provide quality sound at levels where conversations can still take place.

► VIP Rooms. In keeping with an emphasis on serving the upper-end of the business market, each Rick’s Cabaret and Club Onyx features a VIP area open to individuals who purchase memberships. In some clubs, VIP suites provide a higher level of service, luxury and privacy.

► Advertising and Promotion. We use local radio, cable television, newspapers, magazines, hotel and entertainment publications, billboards, taxicabs and pedicabs and a variety of promotional tools to keep the Ricks Cabaret name before the target consumer. The Company also maintains an active public relations program to gain exposure through stories in the media and on the Internet.

► Real Estate: The Company operates clubs that are favorably situated from the standpoint of local zoning and regulatory issues. Rick’s either owns the real estate used by its clubs, or has long-term leases for the properties.

Eric Langan is President and CEO of Rick's Cabaret International, Inc. Mr. Langan acquired a controlling interest in Rick's in 1999 and became CEO of the company following its merger with his own publicly traded adult entertainment company, Taurus, Inc. Under his direction Rick’s has expanded its operations to multiple states and increased its footprint in Texas.

Mr. Langan, 38, has worked in the adult industry since he was 20 years old, when he sold his baseball card collection for $40,000 and used the proceeds to open a topless club near Dallas. Since then he has been an owner or manager of gentlemen’s clubs and related activities. He is a member of the Board of Directors of Adult Club Executives (ACE), the major trade organization for his industry, and is considered an expert in the adult sector.

Eric Langan spent his childhood in Peoria, Illinois, where his father was a police officer. The family subsequently moved to the Dallas area. Eric began his own entrepreneurial career at age 13 and by the age of 16 he owned his own profitable advertising media company, distributing promotional flyers after school and during the summer.

Mr. Langan believes the future of Rick's Cabaret lies in careful expansion into viable markets and in finding new entertainment niches that are ahead of the entertainment curve. An example is the launch of the Club Onyx concept, the first upscale gentlemen’s clubs to cater to the African-American professional. It has attracted an enthusiastic clientele of businessmen, pro athletes, musicians and community leaders. Since 2005 Mr. Langan has directed the acquisitions of clubs in Manhattan, Charlotte, Austin, San Antonio, Ft. Worth and South Houston. He believes that the gentlemen’s club industry is in the midst of a consolidation phase similar to that experienced by the casino industry in the 1990s.

FOR IMMEDIATE RELEASE

RICK’S CABARET INTERNATIONAL, INC. REPORTS NET INCOME OF $1,031,727 FOR THIRD QUARTER, UP 62 PERCENT OVER 2006; EARNINGS ARE 17 CENTS VS. 13 CENTS

HOUSTON – (August 14, 2007) – Rick’s Cabaret International, Inc., operator of upscale gentlemen’s clubs, today reported net income of $1,031,727 for its third quarter ending June 30, 2007, an increase of 62 percent over the $635,857 reported for the three months ended June 30, 2006. Net income per basic share was 17 cents, compared with 13 cents in the previous year.

Income before income taxes for same-location-same-period of nightclub operations increased 42 percent to $1,901,468 in the third quarter this year, from $1,338,462 for same period last year.

Rick’s Cabaret had consolidated total revenues of $8,446,351 for the quarter, compared to consolidated total revenues of $6,251,181 for the three months ended June 30, 2006, an increase of 35 percent that was primarily attributable to $1,601,224 generated by new nightclubs in San Antonio, Austin, and Fort Worth, Texas and an increase of $599,399 from other locations. Total revenues for same-location-same-period of club operations increased just over 10 percent. The company reported a 2.77 percent decrease in internet revenues to $191,553.

“We are very pleased with the results for our third quarter,” said Eric Langan, President and CEO of the company. “Revenues from the newly acquired locations are beginning to make the contributions we had anticipated and our existing nightclubs are also growing steadily.”

Interest expense for the period was $345,130 compared to $267,059 for the three months ended June 30, 2006, due primarily to new debt to finance the purchase and renovation of the new clubs. As of June 30, 2007, the balance of long-term debt including current maturities was $14,895,002 compared to $12,316,144 a year earlier.

Cash flows from operating activities during the first three quarters were $2,652,237, a 52 percent increase compared with the $1,747,107 generated during the period in 2006.

Mr. Langan and chief financial officer Phillip Marshall will discuss the third quarter results in a conference call today at 4:30 p.m. EDT.   The call is being webcast and can be accessed through the Rick’s Cabaret website (www.ricks.com). The toll free live participant dial-in number for callers from the U.S. and Canada is 800-361-0912, while international callers can use 913-981-5559. The conference call will be available for replay for 14 days after the event at 888-203-1112 (U.S. and Canada) and 719-457-0820 (international). Replay passcode: 9453772.

FOR IMMEDIATE RELEASE

RICK’S CABARET INTERNATIONAL, INC. AUGUST NIGHTCLUB SALES EXCEED $3 MILLION, UP 49 PERCENT OVER LAST YEAR

HOUSTON – (September 11, 2007) – Rick’s Cabaret International, Inc. (NASDAQ: RICK), operator of upscale gentlemen’s clubs, today reported August nightclub sales of $3,035,987 a 49 percent gain over August 2006 and the first time the company’s sales have exceeded $3 million in a single month. Same store sales climbed more than 18 percent over August 2006.

“We are delighted that we had such a strong performance and particularly since it came in what traditionally is a slower month for our industry,” said Eric Langan, President and CEO of the company. “We believe the sales growth was a direct result of the efforts of our in-club management teams, who emphasized our terrific customer service and actively promoted the clubs in their local markets.”

The increase over August 2006 results was also driven by continued strong growth at the Rick’s Cabaret in New York City plus contributions from new Rick’s Cabaret clubs in Austin and San Antonio and the newly acquired New Orleans Nights club in Fort Worth, Texas.

Same store sales were $2,380,996 compared with the August 2006 total of $2,016,068.

About Rick’s Cabaret: Rick’s Cabaret International, Inc. (NASDAQ: RICK) operates upscale adult nightclubs serving primarily businessmen and professionals that offer live adult entertainment, restaurant and bar operations. The company owns, operates or licenses adult nightclubs in New York City, New Orleans, Charlotte, Houston, Minneapolis and other cities under the names "Rick's Cabaret," "XTC" and “Club Onyx.” No sexual contact is permitted at any of these locations. Rick’s Cabaret also owns the adult Internet membership Web site, couplestouch.com, and a network of online adult auction sites under the flagship URL naughtybids.com. Rick’s Cabaret common stock is traded on NASDAQ under the symbol RICK. For further information contact ir@ricks.com.

Forward-looking Statements: This document contains forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this document, including the risks and uncertainties associated with operating and managing an adult business, the business climates in New York City and elsewhere, the success or lack thereof in launching and building the company’s businesses in New York City and elsewhere, risks and uncertainties related to the operational and financial results of our Web sites, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. Rick's has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. For further information go to www.ricks.com.

Media Contact: Allan Priaulx, 212-338-0050 ir@ricks.com

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10-QSB

☒	Quarterly report pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934; For the quarterly period ended: June 30, 2007

☐	Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission File Number:  0-26958

RICK'S CABARET INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	76-0458229
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of principal executive offices, including zip code)

(281) 397-6730
(Registrant's telephone number, including area code)

Check whether the issuer: (i) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (ii) has been subject to such filing requirements for the past 90 days.  Yes  ☒ No  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12-b-2 of the Exchange Act).  Yes  ☐ No  ☒

APPLICABLE ONLY TO CORPORATE ISSUERS

On August 3, 2007, there were 6,155,279 shares of common stock, $.01 par value, outstanding (this amount excludes treasury shares).

Transitional Small Business Disclosure Format (check one):   Yes  ☐ No  ☒

RICK'S CABARET INTERNATIONAL, INC.

i

PART I FINANCIAL INFORMATION

Item 1.	Financial Statements.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

ASSETS

	JUNE 30, 2007	SEPTEMBER 30, 2006
	(UNAUDITED)	(AUDITED)
CURRENT ASSETS:
Cash and cash equivalents	$2,178,790	$854,932
Accounts receivable
Trade	492,693	192,385
Other, net	234,709	186,554
Marketable securities	20,021	22,245
Inventories	368,068	291,623
Prepaid expenses and other current assets	464,999	140,428
Total current assets	3,759,280	1,688,167

PROPERTY AND EQUIPMENT:
Buildings, land and leasehold improvements	21,015,872	17,537,381
Furniture and equipment	5,519,467	4,121,443
	26,535,339	21,658,824

Accumulated depreciation	(5,281,293)	(4,234,981)
Total property and equipment, net	21,254,046	17,423,843

OTHER ASSETS:
Goodwill and indefinite lived intangibles	15,632,303	10,505,452
Definite lived intangibles, net	741,853	525,076
Other	344,109	460,337
Total other assets	16,718,265	11,490,865
Total assets	$41,731,591	$30,602,875

See accompanying notes to consolidated financial statements.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	JUNE 30, 2007	SEPTEMBER 30, 2006
	(UNAUDITED)	(AUDITED)
CURRENT LIABILITIES:
Accounts payable – trade	$704,737	$554,979
Accrued liabilities	1,258,522	1,118,974
Current portion of long-term debt	4,588,598	2,278,315
Total current liabilities	6,551,857	3,952,268

Other long-term liabilities	477,266	299,701
Long-term debt, less current portion	8,225,863	10,255,509
Long-term debt-related parties	2,080,541	1,386,909
Total liabilities	17,335,527	15,894,387

COMMITMENTS AND CONTINGENCIES	--	--

MINORITY INTERESTS	315,367	--

TEMPORARY EQUITY – Common stock, subject to put rights (215,000 and 160,000 shares, respectively)	1,450,000	800,000

PERMANENT STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par, 1,000,000 shares authorized; none issued and outstanding	--	--
Common stock, $.01 par, 15,000,000 shares authorized; 6,846,917 and 5,805,275 shares issued	68,469	58,053
Additional paid-in capital	22,423,560	15,586,233
Accumulated other comprehensive income	6,673	8,898
Retained earnings (accumulated deficit)	1,425,775	(450,916)
Less 908,530 shares of common stock held in treasury, at cost	(1,293,780)	(1,293,780)
Total permanent stockholders’ equity	22,630,697	13,908,488

Total liabilities and stockholders’ equity	$41,731,591	$30,602,875

See accompanying notes to consolidated financial statements.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,

	2007	2006	2007	2006
	(UNAUDITED)		(UNAUDITED)

Revenues:
Sales of alcoholic beverages	$3,254,244	$2,214,651	$8,661,248	$6,600,135
Sales of food and merchandise	869,853	679,049	2,302,568	1,995,048
Service revenues	3,864,108	2,931,801	10,753,923	8,367,721
Internet revenues	191,553	196,948	557,033	609,857
Other	266,593	228,732	770,925	577,673
Total revenues	8,446,351	6,251,181	23,045,697	18,150,434

Operating expenses:
Cost of goods sold	1,077,984	715,949	2,931,620	2,170,481
Salaries and wages	2,238,630	1,776,181	6,465,822	5,124,704
Stock compensation	48,134	--	178,846	--
Other general and administrative:
Taxes and permits	1,088,917	763,337	2,943,189	2,238,103
Charge card fees	157,932	140,115	439,440	346,425
Rent	388,702	261,863	1,137,974	855,440
Legal and professional	279,339	256,938	766,615	592,885
Advertising and marketing	297,494	285,171	981,290	891,721
Insurance	192,225	104,726	501,490	273,100
Utilities	189,562	157,574	560,063	437,281
Depreciation and amortization	410,507	258,409	1,161,535	726,679
Other	765,146	635,868	2,352,315	1,850,914
Total operating expenses	7,134,572	5,356,131	20,420,199	15,507,733
Income from operations	1,311,779	895,050	2,625,498	2,642,701

Other income (expense):
Interest income	28,940	5,316	41,994	20,702
Interest expense	(345,130)	(267,059)	(999,146)	(801,581)
Minority interests	120,997	2,550	293,204	1,206
Other	--	--	--	4,354
Income before income taxes	1,116,586	635,857	1,961,550	1,867,382
Deferred income taxes	84,859	--	84,859	--
Net income	$1,031,727	$635,857	$1,876,691	$1,867,382
Basic and diluted earnings per share:
Net income, basic	$0.17	$0.13	$0.34	$0.41
Net income, diluted	$0.16	$0.12	$0.32	$0.38
Weighted average number of common shares outstanding:
Basic	6,112,678	4,835,502	5,539,923	4,521,600
Diluted	6,789,647	5,752,084	6,044,398	5,211,700

Comprehensive income for the three months ended June 30, 2007 and 2006 were $1,031,727 and $613,612, and for the nine months were $1,874,466 and $1,867,382, respectively.  This includes the changes in available-for-sale securities and net income.

See accompanying notes to consolidated financial statements.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE NINE MONTHS
	ENDED JUNE 30,
	2007	2006
	(UNAUDITED)	(UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,876,691	$1,867,382
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,161,535	726,679
Deferred taxes	84,859	--
Bad debts	14,989	--
Issuance of warrants	26,664	26,664
Beneficial conversion	13,464	--
Minority interests	(293,204)	(1,206)
Deferred rents	92,706	--
Common stock issued for interest payment	72,556	22,938
Stock options issued for employee services	178,846	--
Changes in operating assets and liabilities	(576,869)	(895,350)
Cash provided by operating activities	2,652,237	1,747,107

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property	9,695	--
Additions to property and equipment	(706,920)	(1,129,314)
Acquisition of businesses, net of cash acquired	(5,530,375)	(840,000)
Issuance of notes receivable	--	(230,000)
Payments from notes receivable	13,479	215,262
Cash used in investing activities	(6,214,121)	(1,984,052)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	5,345,500	75,000
Proceeds from stock options exercised	588,471	312,984
Proceeds from long-term debt	600,000	1,860,425
Payments on line-of-credit	--	(94,888)
Payments on long-term debt	(1,648,229)	(1,242,781)
Cash provided by financing activities	4,885,742	910,740

NET INCREASE IN CASH	1,323,858	673,795
CASH AT BEGINNING OF PERIOD	854,932	480,330
CASH AT END OF PERIOD	$2,178,790	$1,154,125
CASH PAID DURING PERIOD FOR:
Interest	$874,501	$781,205

Non-cash transactions:

In April 2006, the Company purchased a property located at 9009 Airport Blvd., Houston for $1,300,000, payable with $500,000 cash at closing and 160,000 shares of restricted common stock.

As of June 30, 2006, the seller of the New York club converted $1,575,000 of principal from the related promissory note into 300,000 shares of restricted common stock.

In June 2006, the holder of a convertible debenture converted $22,938 of interest owed into 4,829 shares of restricted common stock.

On October 4, 2006, the seller of the New York club converted $75,000 of principal from the related promissory note into 10,000 shares of restricted common stock.

See accompanying notes to consolidated financial statements.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Non-cash transactions (continued):

During October 2006, the Company purchased a 51% ownership interest of Playmates Gentlemen’s Club LLC for $1,533,750, payable with $500,000 cash at closing and 125,000 shares of restricted common stock.

In December 2006, the Company foreclosed on a residential house due to non-payment of a note receivable from an unrelated third party.  The balance of the note receivable was $ 55,175.

In April 2007, the Company acquired the property relating to its new club in Fort Worth, Texas for $2.5 million, comprised of $100,000 in cash and a note payable of $2.4 million.

In June 2007, the Company foreclosed on certain accounts and a note receivable in the aggregate amount of approximately $249,000.  The net result of the transaction was that the Company wrote off the note and accounts and the related deferred gain and recorded $53,000 in furniture and equipment in the foreclosure.

During the nine month period ended June 30, 2007, the holder of a convertible debenture converted $276,175 of principal and interest into 58,142 shares of restricted common stock.

See accompanying notes to consolidated financial statements

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

1.	BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB of Regulation S-B.  They do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the financial statements for the year ended September 30, 2006 included in the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission.  The interim unaudited financial statements should be read in conjunction with those financial statements included in the Form 10-KSB.  In the opinion of management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made.  Operating results for the three months and nine months ended June 30, 2007 are not necessarily indicative of the results that may be expected for the year ending September 30, 2007.

2.	STOCK OPTIONS AND STOCK-BASED EMPLOYEE COMPENSATION

Below is the summary of common stock options outstanding as of June 30, 2007:

Employee and Director Stock Option Plan:	Options Authorized	Options Outstanding	Options Vested	Available for Grant
1999 Stock Option Plan	1,000,000	505,000	480,000	8,000

Employee and Director Stock Option Plans

In August 1999, the Company adopted the 1999 Stock Option Plan (“the Plan”).  The options granted under the Plan may be either incentive stock options, or non-qualified options.  The Plan is administered by the Board of Directors or by a compensation committee of the Board of Directors.  The Board of Directors has the exclusive power to select individuals to receive grants, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price equal to at least 85% of the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plan.  The options are subject to termination of employment and generally expire five years from the date of grant.  Employee options generally vest in installments over two years.  As of June 30, 2007, 8,000 shares of common stock were available for future grants under the Plan.

Accounting Treatment

Effective October 1, 2006, the Company adopted the fair value recognition provisions of SFAS No.  123R, “Share-Based Payments,” using the modified prospective application method.  Under this transition method, compensation cost recognized for the three and nine months ended June 30, 2007, includes the applicable amounts of: (a) compensation of all stock-based payments granted prior to, but not yet vested as of October 1, 2006 (based on the grant-date fair value estimated in accordance with the original provisions of SFAS 123 and previously presented in pro forma footnote disclosures), and (b) compensation cost for all stock-based payments granted subsequent to October 1, 2006 based on the grant-date fair value estimated in accordance with the new provisions of SFAS No. 123R).  Results for periods prior to October 1, 2006, have not been restated.  The compensation cost recognized for the three and nine months ended June 30, 2007 were $48,134 and $178,846, respectively, as a result of implementing SFAS No. 123R.  There were 222,500 stock option exercises for the nine months ended June 30, 2007.  The following table presents net income and per share data if the computed fair values of all the Company’s stock-based compensation were amortized to expense over the vesting period of the awards as specified under SFAS 123R:

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

2.	STOCK OPTIONS AND STOCK-BASED EMPLOYEE COMPENSATION - continued

	FOR THE THREE MONTHS	FOR THE NINE MONTHS
	ENDED JUNE 30,	ENDED JUNE 30,
	2006	2006

Net income, as reported	$635,857	$1,867,382
Less total stock-based employee compensation expense determined under the fair value based method for all awards	$(152,852)	(424,112)
Pro forma net income	$483,005	$1,443,270
Earnings per share:
Basic – as reported	$0.13	$0.41
Diluted – as reported	$0.12	$0.38

Basic – pro forma	$0.10	$0.32
Diluted – pro forma	$0.08	$0.28

The Company used the Black-Scholes Option Pricing Model to determine the fair value of option grants made during the three and nine months of 2006.  The Company estimated the average holding period of vested options to be three years from the vesting period.  There were no stock option grants for the three and nine month periods ended June 30, 2007.

Stock Option Activity

The following is a summary of all stock option transactions for the nine months ended June 30, 2007:

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

2.  STOCK OPTIONS AND STOCK-BASED EMPLOYEE COMPENSATION - continued

	Shares	Weighted	Weighted	Aggregate
		Average	Average	Intrinsic
		Exercise Price	Remaining	Value
			Contractual
			Term
Outstanding as of October 1, 2006	727,500	$2.70
Granted at market price	-
Granted above market price	-
Cancelled or expired	-
Exercised	222,500	2.58
Outstanding as of June 30, 2007	505,000	$2.75	2.46	$3,308,150
Options exercisable as of June 30, 2007	480,000	$2.75	2.27	$3,145,650

3.	RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

4.	SEGMENT INFORMATION

Below is the financial information related to the Company’s segments:

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2007	2006	2007	2006
REVENUES
Club operations	$8,254,798	$6,054,175	$22,488,663	$17,538,473
Internet websites	191,553	197,006	557,034	611,961
	$8,446,351	$6,251,181	$23,045,697	$18,150,434

NET INCOME (LOSS)
Club operations	$1,969,896	$1,303,160	$4,369,195	$3,643,364
Internet websites	22,601	25,641	53,701	104,937
Corporate expenses	(960,770)	(692,944)	(2,546,205)	(1,880,919)
	$1,031,727	$635,857	$1,876,691	$1,867,382

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

5.	LONG-TERM DEBT

On November 9, 2006, the Company entered into convertible debentures with three shareholders for a principal sum of $600,000.  The term is for two years and the interest rate is 12% per annum.  At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debentures into shares of the Company’s common stock at a rate of $7.50 per share, which was higher than the closing price of the Company’s stock on November 9, 2006.  The debentures provide, absent shareholder approval, that the number of shares of the Company’s common stock that may be issued by the Company or acquired by the holders upon conversion of the debentures shall not exceed 19.99% of the total number of issued and outstanding shares of the Company’s common stock.  The proceeds of the debentures were used for the acquisition of a 51% ownership interest of Playmates Gentlemen’s Club LLC.

6.	TEMPORARY EQUITY

Through June 30, 2007, 70,000 shares of the Company’s common stock valued at $350,000 were reclassified from temporary equity to permanent equity, as the holder of the put option sold such shares on the open market.

7.	COMMON STOCK

In October 2006, the seller of the New York club converted $75,000 of principal from the related promissory note into 10,000 shares of restricted common stock and an employee of the Company exercised 27,500 stock options for proceeds of $68,656.  In November 2006, 110,000 stock options were exercised by the Company’s employees for proceeds of $281,875.  Also, the Company issued 5,268 shares of restricted common stock for $25,023 interest owed.  In December 2006, the Company issued 125,000 shares of restricted common stock pursuant to the acquisition of a 51% ownership interest of Playmates Gentlemen’s Club LLC.   In January 2007, 16,000 stock options were exercised by employees of the Company for proceeds of $39,840.  In February 2007, 25,000 stock options were exercised by the Company’s employees and directors for proceeds of $65,850.  In March 2007, 50,000 stock options were exercised by the Company’s employees for proceeds of $132,250.  Also, the Company issued 26,437 shares of common stock for $125,576 principal and interest owed to a convertible debenture holder.  In April 2007, the Company issued 675,000 shares of the Company’s common stock for $5,345,000.   The capital received from this financing, which was received prior to March 31, 2007, was used for the acquisition of W.K.C., Inc., which owned and operated a club in Fort Worth, Texas.  In May 2007, the Company issued 26,437 shares of common stock for $125,576 principal and interest owed to a convertible debenture holder.

8.	EARNINGS PER SHARE (EPS)

The Company computes earnings per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, Earnings Per Share.  SFAS No. 128 provides for the calculation of basic and diluted earnings per share.  Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of the Company.

Potential common stock shares consist of shares that may arise from outstanding dilutive common stock warrants and options (the number of which is computed using the “treasury stock method”) and from outstanding convertible debentures (the number of which is computed using the “if converted method”).  Diluted EPS considers the potential dilution that could occur if the Company’s outstanding common stock warrants and convertible debentures were converted into common stock that then shared in the Company’s earnings (as adjusted for interest expense, that would no longer occur if the debentures were converted).

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

8.  EARNINGS PER SHARE (EPS) - continued

Net earnings applicable to common stock and the weighted – average number of shares used for basic and diluted earnings per share computations are summarized in the table that follows:

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2007	2006	2007	2006
Basic earnings per share:
Net earnings applicable to common stockholders	$1,031,727	$635,857	$1,876,691	$1,867,382
Average number of common shares outstanding	6,112,678	4,835,502	5,539,923	4,521,600
Basic earnings per share	$0.17	$0.13	$0.34	$0.41
Diluted earnings per share:
Net earnings applicable to common stockholders	$1,031,727	$635,857	$1,876,691	$1,867,382
Adj. to net earnings from assumed conversion of debentures (1)	43,148	44,824	59,400	99,021
Adj. net earnings for diluted EPS computation	$1,074,875	$680,681	$1,936,091	$1,966,403
Average number of common shares outstanding:
Common shares outstanding	6,112,678	4,835,502	5,539,923	4,521,600
Potential dilutive shares resulting from exercise of warrants and options (2)	280,049	485,856	284,475	373,228
Potential dilutive shares resulting from conversion of debentures (3)	396,920	430,726	220,000	316,872
Total average number of common shares outstanding used for dilution	6,789,647	5,752,084	6,044,398	5,211,700

Diluted earnings per share	$0.16	$0.12	$0.32	$0.38

(1)	Represents interest expense on dilutive convertible debentures, that would not occur if they were assumed converted.
(2)	All outstanding warrants and options were considered for the EPS computation.
(3)	Convertible debentures (principal and accrued interest) outstanding at June 30, 2007 and 2006 totaling $2,895,621 and $1,660,950, respectively, were convertible into common stock at a price from $3.00 to $7.50 per share in 2006 and resulted in additional common shares (based on average balances outstanding). Potential dilutive shares of 205,954, and 393,061 for the three and nine months ended June 30, 2007, respectively, have been excluded from earnings per share due to being anti-dilutive.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

9.	ACQUISITIONS AND DISPOSITIONS

On April 5, 2006, the Company’s wholly owned subsidiary, RCI Holdings, Inc. completed the acquisition of real property located at 9009 Airport Blvd., Houston, Texas where the Company currently operates Rick’s Sports Cabaret (previously Hummers Sports Bar and XTC South clubs). Pursuant to the terms of the agreement, the Company paid a total sales price of $1,300,000 which consisted of $500,000 in cash and 160,000 shares of the Company’s restricted common stock.  As part of the transaction, the Company agreed to file a registration statement for the resale of such restricted common stock within 45 days after the closing.  The registration statement became effective on June 23, 2006.   Additionally, nine months after the filing of the registration statement, the Seller has the right, but not the obligation, to have the Company buy the shares at a price of $5.00 per share at a rate of no more than 10,000 shares per month until such time as the Seller receives a total of $800,000 from the sale of such shares. Alternatively, the Seller has the option to sell such shares in the open market.  The Company reflects its maximum possible cash obligation related to securities as temporary equity to the extent conditions could exist whereby the holder of these securities could demand cash.  The transaction was the result of arms-length negotiations between the parties. As a result, $800,000 was added to temporary equity in the accompanying balance sheet, and $450,000 remains as temporary equity as of June 30, 2007.

On May 9, 2006, the Company purchased Joint Ventures, Inc., an operator of an adult nightclub in South Houston, Texas, formerly known as Dreamers Cabaret & Sports Bar located at 802 Houston Blvd.  The purchase price of $840,000 was paid in cash.  The club, located in a Houston suburb, has been converted to an XTC Cabaret.

The following information summarizes the allocation of fair values assigned to the assets and liabilities at the acquisition date based on a valuation.  The following information summarizes the final determination of the purchase price allocation:

Current assets	$7,720
Property and equipment	390,000
Discounted lease	103,548
Non-compete agreement	90,000
License	248,732
Net assets acquired	$840,000

On October 11, 2006, the Company sold its properties in Wise County for $165,000, which was the value of the properties included in the Company’s balance sheet at September 30, 2006 after recording an impairment charge of $68,134 in September 2006.

On November 10, 2006, the Company purchased a 51% ownership interest of Playmates Gentlemen’s Club LLC, an operator of an adult nightclub in Austin, Texas.  The club is located at 8110 Springdale Street.  The purchase price of $1,533,750 was paid $500,000 cash at closing and 125,000 shares of the Company’s restricted common stock, valued at $8.27 per share in accordance with EITF 99-12.  The club has been converted to a Rick’s Austin.  As part of the agreement, twelve months after the closing date, the seller has the right, but not the obligation, to have the Company buy the shares at a price of $8.00 per share at a rate of no more than 5,000 shares per month until such time as the seller receives a total of $1,000,000 from the sale of such shares. Alternatively, the seller has the option to sell such shares in the open market.  The transaction was the result of arms-length negotiations between the parties.  As a result, $1,000,000 was added to temporary equity in the accompanying balance sheet.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

9.	ACQUISITIONS AND DISPOSITIONS - continued

The following information summarizes the initial allocation of fair values assigned to the assets and liabilities at the acquisition date based on a preliminary valuation.  Subsequent adjustments may be recorded upon the completion of the valuation and the final determination of the purchase price allocation.

Property and equipment	$633,411
Non-compete agreement	175,000
Goodwill	725,339
Net assets acquired	$1,533,750

The results of operations of this acquired entity, from November 10, 2006 to June 30, 2007, are included in the Company’s results of operations, with minority interest offsetting such results in the accompanying balance sheet.

On April 23, 2007, the Company completed a transaction with BLP Holdings, LLC, a Texas limited liability company and Brian Paul for the purchase of 100% of the outstanding common stock of W.K.C., Inc. (the “Business”), which owns and operates an adult entertainment cabaret known as New Orleans Nights (“New Orleans Nights”) located in Fort Worth, Texas.  Pursuant to the Stock Purchase Agreement, the Company acquired the Business for a total cash purchase price of $4,900,000.  As part of the transaction, Brian Paul entered a five-year covenant not to compete with the Company or the Business. In addition, RCI Holdings, Inc., the Company’s wholly owned subsidiary (“RCI”), entered into an Assignment of that certain Real Estate Sales Contract between Thomas Felsenthal and Conrad Schuberth (the “Sellers”) and W.K.C., Inc. for the purchase of the real property located at 7101 Calmont, Fort Worth, Texas 76116 (the “Real Property”) where New Orleans Nights is located for a total purchase price of $2,500,000 which consisted of $100,000 in cash and $2,400,000 payable in a six year Promissory Note to the Sellers which will accrue interest at the rate of 7.25% for the first two years, 8.25% for years three and four and 9.25% thereafter (the “Promissory Note”).  The Promissory Note is secured by a Deed of Trust and Security Agreement.  Further, RCI entered into an Assignment and Assumption of Lease Agreement with Sellers to assume the lease agreement for the Real Property. The Company incurred approximately $100,000 in transaction costs.   The Company intends to change the name of the Business to Rick’s Cabaret.  The terms and conditions of the transaction were the result of extensive arm’s length negotiations between the parties.  The purchase was financed by the issuance of 675,000 shares of the Company’s common stock for $5,345,500 in April 2007.

The following information summarizes the initial allocation of fair values assigned to the assets and liabilities at the acquisition date based on a preliminary valuation.  Subsequent adjustments may be recorded upon the completion of the valuation and the final determination of the purchase price allocation.

Net current assets	$30,489
Property and equipment	2,968,126
Non-compete agreement	100,000
SOB licenses	4,401,512
Net assets acquired	$7,500,127

The results of operations of this acquired entity are included in the Company’s results of operations since April 24, 2007.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

9.	ACQUISITIONS AND DISPOSITIONS - continued

The following unaudited pro forma information presents the results of operations as if the acquisition had occurred as of the beginning of the immediate preceding period.  The pro forma information is not necessarily indicative of what would have occurred had the acquisition been made as of such periods, nor is it indicative of future results of operations.  The pro forma amounts give effect to appropriate adjustments for the fair value of the assets acquired, amortization of intangibles and interest expense.

	FOR THE THREE MONTHS		FOR THE NINE MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2007	2006	2007	2006

Revenues	$8,770,081	$7,371,421	$25,764,478	$21,577,105
Net income	$1,049,917	$814,144	$2,240,028	$2,496,253

Net income per share – basic	$0.15	$0.15	$0.36	$0.48
Net income per share - diluted	$0.15	$0.13	$0.34	$0.40

On May 10, 2007, the Company entered into a Licensing Agreement with Rick’s Buenos Aires Sociedad Anonima (“Licensee”), a corporation organized under the laws of Argentina.  The Company agreed to grant Licensee a license for use and exploitation of the Company’s logos, trademarks and service marks for the operation of an adult entertainment facility in the city of Buenos Aires, Argentina, and Latin America.  Pursuant to the agreement, Licensee agreed to pay the Company a royalty fee equal to 10% of gross revenues of Licensee’s business, net of any value added tax.

10.	INCOME TAXES

During the nine months ended June 30, 2007, the Company depleted its deferred tax valuation allowance. The Company recorded $84,859 of deferred tax expense in the three months ended June 30, 2007, as reflected in the accompanying statements of operations.

11.	LITIGATION

SEXUALLY ORIENTED BUSINESS ORDINANCE OF HOUSTON, TEXAS

In January 1997, the City Council of the City of Houston passed a comprehensive new Ordinance regulating the location of and the conduct within Sexually Oriented Businesses (the “Ordinance”).  The Ordinance established new minimum distances that Sexually Oriented Businesses may be located from schools, churches, playgrounds and other sexually oriented businesses.  There were no provisions in the Ordinance exempting previously permitted sexually oriented businesses from the effect of the new Ordinance.

The Ordinance provided that a business which was denied a renewal of its operating permit due to changes in distance requirements under the Ordinance would be entitled to continue in operation for a period of time (the “Amortization Period”) if the owner were unable to recoup, by the effective date of the Ordinance, its investment in the business that was incurred through the date of the passage and approval of the Ordinance.  Our nightclub in our south Houston location had a valid temporary permit/license.  The permits for our north Houston location and our Bering Drive location have expired.

In May 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by court trial.  In February 1998, the U.S. District Court for the Southern District of Texas, Houston Division, struck down certain provisions of the Ordinance, including the provision mandating a 1,500 foot distance between a club and schools, churches and other sexually oriented businesses, leaving intact the provision of the 750 foot distance as it existed prior to the Ordinance.  The City of Houston appealed the District Court’s rulings with the Fifth Circuit Court of Appeals.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

11.	LITIGATION - continued

In November 2003, a three judge panel from the Fifth Circuit Court of Appeals published their Opinion which affirmed the Trial Court’s ruling regarding lighting levels, customer and dancer separation distances and licensing of dancers and staff.  The Court of Appeals, however, did not follow the Trial Court’s ruling regarding the distance from which a club may be located from a church or school.  The Court of Appeals held that a distance measurement of 1,500 feet would be upheld upon a showing by the City of Houston that its claims that there were alternative sites available for relocating clubs could be substantiated. The case was remanded for trial on the issues of the alternative sites.

The trial commenced on December 4, 2006 and concluded on December 12, 2006.  The Trial Court rendered its judgment in favor of the City of Houston on January 31, 2007.  The Trial Court found that the City of Houston met its burden that there were sufficient alternate sites available to relocate all of the existing businesses in 1997.  The Trial Court found the 1997 ordinance constitutional and enforceable.  Post-trial motions were heard and the relief sought, a stay against enforcement, was denied by the Trial Court.  An appeal to the Fifth Circuit Court of Appeals was timely filed.    The Fifth Circuit granted a stay pending appeal.  Oral argument was held before the Fifth Circuit Court of Appeals on August 7, 2007.  It is unknown when a ruling on the motion will be issued by the Court.

Additionally, we have filed on behalf of three of our club locations in Houston state court lawsuits seeking judicial review of the results of the amortization process contained within the Ordinance.  This process was abated in 1998 due to the possible multiplicity of court actions.  The final order by the Trial Court resulted in the termination of the abatement and allowed the amortization process to continue as provided in the Ordinance.  The new lawsuits seeking review of the determination made by the amortization hearing officials in 1998 stops any enforcement action by the City of Houston for at least 60 days and it is anticipated that further injunctive relief will be sought in the state court cases should it become necessary.  In the event all efforts to stop enforcement activity fail and the City of Houston elects to enforce the judgment, we, as well as every other similarly situated sexually oriented business located within the incorporated area of Houston, Texas, will have to either cease providing nude or semi-nude entertainment or develop alternate methods of operating.  In such event, we presently intend to clothe our entertainers in a manner to eliminate the need for licenses and to take such steps as to not be subject to SOB ordinance compliance.  Approximately 24.2% of our club operation’s revenues for the nine months ended June 30, 2007 were in Houston, Texas.  The ruling could have a material adverse impact on our operations, but it is unknown at this time.

RICK'S CABARET INTERNATIONAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007

12.	SUBSEQUENT EVENTS

On July 31, 2007, during the Company’s annual shareholders’ meeting, the Company’s shareholders approved the second amendment to the 1999 Stock Option Plan (‘the Plan”), which authorized the Company to increase the number of shares in the Plan by 500,000 shares. The Company’s shareholders also approved the election of Board of Directors and ratified Whitley Penn LLP as the Company’s auditors.

On August 7, 2007, the Company issued 26,437 shares of common stock to a convertible debenture holder in lieu of a quarterly principal and interest payment of $125,576.

Item 2.	Management's Discussion and Analysis or Plan of Operations.

The following discussion should be read in conjunction with our audited consolidated financial statements and related notes thereto included in this quarterly report.

FORWARD LOOKING STATEMENT AND INFORMATION

The Company is including the following cautionary statement in this Form 10-QSB to make applicable and take advantage of the safe harbor provision of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, the Company.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts.  Certain statements in this Form 10-QSB are forward-looking statements.  Words such as "expects," “believes,” "anticipates," “may," and "estimates" and similar expressions are intended to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.  Such risks and uncertainties are set forth below.  The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectation, beliefs or projections will result, be achieved, or be accomplished.  In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in the view of the Company, could cause material adverse affects on the Company's financial condition and results of operations: the risks and uncertainties relating to our Internet operations, the impact and implementation of the sexually oriented business ordinances in the jurisdictions where our facilities operate, competitive factors, the timing of the openings of other clubs, the availability of acceptable financing to fund corporate expansion efforts, and the dependence on key personnel.  The Company has no obligation to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

GENERAL

We presently conduct our business in two different areas of operation:

We own and operate upscale adult nightclubs serving primarily businessmen and professionals.  Our nightclubs offer live adult entertainment, restaurant and bar operations. We own and operate nine adult nightclubs under the name "Rick's Cabaret" and "XTC" in Houston, Austin, and San Antonio, Texas; Minneapolis, Minnesota; and New York, New York.  We also operate three upscale venues that cater especially to urban professionals, businessmen and professional athletes called “Club Onyx” in Houston, Texas and Charlotte, North Carolina.  Subsequent to the end of the quarter, in August, 2007, we converted our Club Onyx location in San Antonio, Texas to "Encounters," which is a club for adult couples who enjoy the swingers' lifestyle. Currently, our club in Fort Worth, Texas, is still operating as New Orleans Nights. No sexual contact is permitted at any of our locations.

On November 10, 2006, we purchased a 51% ownership interest of Playmate’s Gentlemen’s Club LLC, an operator of an adult nightclub in Austin, Texas.  The club is located at 8110 Springdale Street, Austin, Texas.  The purchase price of $1,533,750 was paid $500,000 cash at closing and 125,000 shares of our restricted common stock.  The club has been converted to a “Rick’s Austin”.

On April 23, 2007, we completed a transaction with BLP Holdings, LLC, a Texas limited liability company and Brian Paul for the purchase of 100% of the outstanding common stock of W.K.C., Inc., which owns and operates an adult entertainment cabaret known as New Orleans Nights (“New Orleans Nights”) located in Fort Worth, Texas.  The purchase price of $4,900,000 was paid in cash.  We intend to change the name of the business to Rick’s Cabaret.

2.	We have the following Internet activities:

a)	We currently own two adult Internet membership Web sites at www.couplestouch.com and www.xxxpassword.com. We acquire www.xxxpassword.com site content from wholesalers.

b)
We operate an online auction site www.naughtybids.com.  This site provides our customers with the opportunity to purchase adult products and services in an auction format.  We earn revenues by charging fees for each transaction conducted on the automated site.

Our nightclub revenues are derived from the sale of liquor, beer, wine, food, merchandise, cover charges, membership fees, independent contractors' fees, commissions from vending and ATM machines, valet parking, and other products and services.  Our internet revenues are derived from subscriptions to adult content internet websites, traffic/referral revenues, and commissions earned on the sale of products and services through Internet auction sites, and other activities.  Our fiscal year end is September 30.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2007 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2006

For the three months ended June 30, 2007, we had consolidated total revenues of $8,446,351 compared to consolidated total revenues of $6,251,181 for the three months ended June 30, 2006, an increase of $2,195,170 or 35.12%.  The increase in total revenues was primarily attributable to the increase in revenues generated by our new clubs in San Antonio, Austin, and Fort Worth, Texas in the amount of $1,601,224 and by the increase in revenues generated by our other locations in the amount of $599,399, a 9.90% increase; offset by the decrease in internet operations in the amount of $5,453 a 2.77% decrease, from a year ago.  Total revenues for same-location-same-period of club operations increased to $6,530,044 for the three months ended June 30, 2007 from $5,930,870 for same period ended June 30, 2006, a 10.10% increase.  The increase was primarily attributable to the overall increase in revenues in our club operations.

The cost of goods sold for the three months ended June 30, 2007 was 12.76% of total revenues compared to 11.45% for the three months ended June 30, 2006.  The increases were due primarily to the addition of Rick’s clubs which have higher cost of goods and by increases in costs of maintaining our internet operations.  The cost of goods sold for the club operations for the three months ended June 30, 2007 was 12.91% compared to 11.73% for the three months ended June 30, 2006.  The cost of goods sold from our internet operations for the three months ended June 30, 2007 was 6.35% compared to 2.82% for the three months ended June 30, 2006.  The cost of goods sold for same-location-same-period of club operations for the three months ended June 30, 2007 was 10.87%, compared to 11.85% for the same period ended June 30, 2006.

Payroll and related costs for the three months ended June 30, 2007 were $2,238,630 compared to $1,776,181 for the three months ended June 30, 2006.  The increase was primarily due to addition of the new clubs.  Payroll for same-location-same-period of club operations increased to $ 1,387,164 for the three months ended June 30, 2007 from $1,329,774 for the same period ended June 30, 2006.  Management currently believes that its labor and management staff levels are appropriate.

Other general and administrative expenses for the three months ended June 30, 2007 were $3,817,958 compared to $2,864,001 for the three months ended June 30, 2006.  The increase was significantly the result of the addition of new locations in San Antonio, Austin, and Fort Worth, Texas, which resulted in increases in taxes and permits, charge card fees, rent, advertising and marketing, legal and professional, indirect operating expenses, insurance, and utilities.  These increased expenses were also a result of increased revenues from our operations.

Interest expense for the three months ended June 30, 2007 was $345,130 compared to $267,059 for the three months ended June 30, 2006.  The increase was attributable to our obtaining new debt to finance the purchase and renovation of the new clubs.  As of June 30, 2007, the balance of long-term debt was $14,895,002 compared to $12,316,144 a year earlier.

Net income for the three months ended June 30, 2007 was $1,031,727 compared to $635,857 for the three months ended June 30, 2006.  The increase in net income was primarily due to the increase in revenues generated by our same-locations-same-period club operations and by our new club in Fort Worth, Texas.    Income before income taxes for same-location-same-period of club operations increased to $1,901,468 for the three months ended June 30, 2007 from $1,338,462 for same period ended June 30, 2006, or by 42.06%.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JUNE 30, 2007 AS COMPARED TO THE NINE MONTHS ENDED JUNE 30, 2006

For the nine months ended June 30, 2007, we had consolidated total revenues of $23,045,697 compared to consolidated total revenues of $18,150,434 for the nine months ended June 30, 2006, an increase of $4,895,263 or 26.97%.  The increase in total revenues was primarily attributable to the increase in revenues generated by our new clubs in San Antonio, Austin, and Fort Worth, Texas in the amount of $3,275,542 and by the increase in revenues generated by our other locations in the amount of $1,674,649, a 9.55% increase; offset by the decrease in internet operations in the amount of $54,928, a 8.98% decrease, from a year ago.  Total revenues for same-location-same-period of club operations increased to $18,872,416 for the nine months ended June 30, 2007 from $17,084,177 for same period ended June 30, 2006, a 10.47% increase.  The increase was primarily attributable to the overall increase in revenues in our club operations.

The cost of goods sold for the nine months ended June 30, 2007 was 12.72% of total revenues compared to 11.96% for the nine months ended June 30, 2006.  The increases were due primarily to the addition of Rick’s clubs, which have higher cost of goods, and by increases in costs of maintaining our internet operations.  The cost of goods sold for the club operations for the nine months ended June 30, 2007 was 12.87% compared to 12.24% for the nine months ended June 30, 2006.  The cost of goods sold from our internet operations for the nine months ended June 30, 2007 was 6.90% compared to 3.84% for the nine months ended June 30, 2006.  The cost of goods sold for same-location-same-period of club operations for the nine months ended June 30, 2007 was 11.09%, compared to 12.43% for the same period ended June 30, 2006.

Payroll and related costs for the nine months ended June 30, 2007 were $6,465,822 compared to $5,124,704 for the nine months ended June 30, 2006.  The increase was primarily due to addition of the new clubs.  Payroll for same-location-same-period of club operations increased to $4,101,975 for the nine months ended June 30, 2007 from $3,838,461 for the same period ended June 30, 2006.  Management currently believes that its labor and management staff levels are appropriate.

Other general and administrative expenses for the nine months ended June 30, 2007 were $11,022,757 compared to $8,212,548 for the nine months ended June 30, 2006.  The increase was significantly the result of the addition of new locations in San Antonio, Austin and Fort Worth, Texas, which resulted in increases in taxes and permits, charge card fees, rent, advertising and marketing, legal and professional, indirect operating expenses, insurance, and utilities.  These increased expenses were also a result of increased revenues from our operations.

Interest expense for the nine months ended June 30, 2007 was $999,146 compared to $801,581 for the nine months ended June 30, 2006.  The increase was attributable to our obtaining new debt to finance the purchase and renovation of the new clubs.

Net income for the nine months ended June 30, 2007 was $1,876,691 compared to $1,867,382 for the nine months ended June 30, 2006. The increase in net income was primarily due to the increase in revenues generated by our same-locations-same-period club operations and by our new club in Fort Worth, Texas. Income before income taxes for same-location-same-period of club operations increased to $4,970,351 for the nine months ended June 30, 2007 from $3,666,608 for same period ended June 30, 2006, or by 35.56%.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2007, we had a working capital deficit of $2,792,577 compared to a deficit of $2,264,101 at September 30, 2006.  The decrease in working capital was primarily due to increases in cash and cash equivalents and prepaid expenses and other current assets, offset by increases in accounts payable and current portion of long term debt as a result of increased cash flow from operations, stock option exercises, long-term debt borrowings, and common stock issuances.  The value of available-for-sale marketable securities decreased by $2,225 for the nine month period ended June 30, 2007.

Net cash provided by operating activities in the nine months ended June 30, 2007 was $2,652,237 compared to $1,747,107 for the nine months ended June 30, 2006.  The increase in cash provided by operating activities was primarily due to income from operations excluding depreciation.

We used $6,214,121 of cash in investing activities during the nine months ended June 30, 2007 compared to $1,984,052 during the nine months ended June 30, 2006.  The increase was principally due to the acquisition of WKC, Inc. in April 2007.  Cash of $4,885,742 was provided by financing activities during the nine months ended June 30, 2007 compared to $910,740 cash provided during the nine months ended June 30, 2006.  The increase in cash provided by financing activities is primarily the result of common stock issuances to raise capital for acquiring W.K.C., Inc.

We require capital principally for construction or acquisition of new clubs, renovation of older clubs and investments in technology.  We may also utilize capital to repurchase our common stock as part of our share repurchase program.

On November 9, 2006, we entered into convertible debentures with three shareholders for a principal sum of $600,000.  The term is for two years and the interest rate is 12% per annum.  At the election of the holders, the holders have the right at any time to convert all or any portion of the principal or interest amount of the debentures into shares of our common stock at a rate of $7.50 per share, which was higher than the closing price of our stock on November 9, 2006.  The debentures provide, absent shareholder approval, that the number of shares of our common stock that may be issued by us or acquired by the holders upon conversion of the debentures shall not exceed 19.99% of the total number of issued and outstanding shares of our common stock.  The proceeds of the debentures were used for the acquisition of a 51% ownership interest of Playmates Gentlemen’s Club LLC.

In April 2007, we issued 675,000 shares of our common stock for $5,345,000.   The capital received from this financing, which was received prior to March 31, 2007, was used for the acquisition of W.K.C., Inc., which owns and operates a club in Fort Worth, Texas.

We have not established lines of credit or financing other than the above mentioned notes payable and our existing debt.  There can be no assurance that we will be able to obtain additional financing on reasonable terms in the future, if at all, should the need arise.

On September 16, 2003, the Company was authorized by its board of directors to repurchase up to an additional $500,000 worth of our common stock.  No shares have been purchased under this plan.

We believe that the adult entertainment industry standard of treating entertainers as independent contractors provides us with safe harbor protection to preclude payroll tax assessment for prior years.  We have prepared plans that we believe will protect our profitability in the event that sexually oriented business industry is required in all states to convert dancers who are now independent contractors into employees.

The sexually oriented business industry is highly competitive with respect to price, service and location, as well as the professionalism of the entertainment.  Although management believes that we are well-positioned to compete successfully in the future, there can be no assurance that we will be able to maintain our high level of name recognition and prestige within the marketplace.

IMPACT OF INFLATION

We have not experienced a material overall impact from inflation in our operations during the past several years.  To the extent permitted by competition, we have managed to recover increased costs through price increases and may continue to do so.  However, there can be no assurance that we will be able to do so in the future.

SEASONALITY

Our nightclub operations are affected by seasonal factors.  Historically, we have experienced reduced revenues from April through September with the strongest operating results occurring during October through March.  Our experience to date indicates that there does not appear to be a seasonal fluctuation in our Internet activities.

GROWTH STRATEGY

We believe that our nightclub operations can continue to grow organically and through careful entry into markets and demographic segments with high growth potential.  Our growth strategy is: (a) to open new clubs after careful market research, (b) to acquire existing clubs in locations that are consistent with our growth and income targets and which appear receptive to the upscale club formula we have developed, as is the case with the acquisitions of the clubs in Austin and Fort Worth, Texas, (c) to form joint ventures or partnerships to reduce start-up and operating costs, with us contributing equity in the form of our brand name and management expertise, (d) to develop new club concepts that are consistent with our management and marketing skills, (e) to acquire real estate in connection with club operations, although some clubs may be in leased premises, and/or (f) to enter into licensing agreements in strategic locations, as is the case with the license agreement with Rick’s Buenos Aires Sociedad Anonima in Argentina .

During this fiscal year, we purchased two night club operations for $9,033,877.  The acquisitions were funded by the issuance of 125,000 shares of our restricted common stock, $5,500,000 in cash and $2,400,000 in debt.  Since the date of acquisition through June 30, 2007, the nightclubs had total revenues of approximately $1,651,000 and a net income before income tax of approximately $10,000.

During fiscal 2006, we acquired three existing nightclub operations for a total cost of $3,865,000.  These acquisitions were funded primarily through indebtedness, $3,195,000, and cash, $670,000.  For the nine months ended June 30, 2007, these nightclub operations had total revenues of approximately $1,967,000 and a net loss of approximately $637,000.

During fiscal 2005, we acquired two existing nightclub operations for a total cost of $8,775,000.  These acquisitions were funded primarily through indebtedness, $8,862,000, and issuance of our restricted common stock, $675,000.  Part of the indebtedness was used for renovation of the nightclubs.   During fiscal 2006, $1,925,000 of the indebtedness was converted into 350,000 shares of our restricted common stock.   In October 2006, $75,000 of the indebtedness was converted into 10,000 shares of our restricted common stock.  For the nine months ended June 30, 2007, these nightclub operations had total revenues of approximately $7,870,000, compared to approximately $5,425,000 for the nine months ended June 30, 2006, and net income before income tax of approximately $2,422,000 for the nine months ended June 30, 2007 compared to a net income before income tax of approximately $363,000 for the nine months ended June 30, 2006.

We continue to evaluate opportunities to acquire new nightclubs and anticipate acquiring new locations that fit our business model as we have done in the past.

We also expect to continue to grow our Internet profit centers. We plan to focus on high-margin Internet activities that leverage our marketing skills while requiring a low level of start-up cost and ongoing operating costs and refine and tune our Internet sites for better positioning in organic search rankings amongst the major search providers.  We will restructure affiliate programs to provide higher incentives to our current affiliates to better promote our Internet sites, while actively seeking new affiliates to send traffic to our Internet sites.

The acquisition of additional clubs and/or internet operations will require us to obtain additional debt or issuance of our common stock, or both.  There can be no assurance that we will be able to obtain additional financing on reasonable terms in the future, if at all, should the need arise.  An inability to obtain such additional financing could have an adverse effect on our growth strategy.

Subsequent Events

On July 31, 2007, during our annual shareholders’ meeting, our shareholders approved the second amendment to the 1999 Stock Option Plan (‘the Plan”), which authorized us to increase the number of shares in the Plan by 500,000 shares. Our shareholders also approved the election of Board of Directors and ratified Whitley Penn LLP as our auditors.

On August 7, 2007, we issued 26,437 shares of common stock to a convertible debenture holder in lieu of a quarterly principal and interest payment of $125,576.

Item 3.	Controls and Procedures.

Eric S. Langan, our Chief Executive Officer and President, and Phillip K. Marshall, our Chief Financial Officer, have concluded that our disclosure controls and procedures are appropriate and effective.  They have evaluated these controls and procedures as of June 30, 2007.  There has been no change in our internal control over financial reporting during the last fiscal quarter that has materially affected, or is reasonably likely to materially affect our internal control over financial reporting.

PART II            OTHER INFORMATION

Item 1.	Legal Proceedings

SEXUALLY ORIENTED BUSINESS ORDINANCE OF HOUSTON, TEXAS

In January 1997, the City Council of the City of Houston passed a comprehensive new Ordinance regulating the location of and the conduct within Sexually Oriented Businesses (the “Ordinance”).  The Ordinance established new minimum distances that Sexually Oriented Businesses may be located from schools, churches, playgrounds and other sexually oriented businesses.  There were no provisions in the Ordinance exempting previously permitted sexually oriented businesses from the effect of the new Ordinance.

The Ordinance provided that a business which was denied a renewal of its operating permit due to changes in distance requirements under the Ordinance would be entitled to continue in operation for a period of time (the “Amortization Period”) if the owner were unable to recoup, by the effective date of the Ordinance, its investment in the business that was incurred through the date of the passage and approval of the Ordinance.  Our nightclub in our south Houston location had a valid temporary permit/license.  The permits for our north Houston location and our Bering Drive location have expired.

In May 1997, the City of Houston agreed to defer implementation of the Ordinance until the constitutionality of the entire Ordinance was decided by court trial.  In February 1998, the U.S. District Court for the Southern District of Texas, Houston Division, struck down certain provisions of the Ordinance, including the provision mandating a 1,500 foot distance between a club and schools, churches and other sexually oriented businesses, leaving intact the provision of the 750 foot distance as it existed prior to the Ordinance.  The City of Houston appealed the District Court’s rulings with the Fifth Circuit Court of Appeals.

In November 2003, a three judge panel from the Fifth Circuit Court of Appeals published their Opinion which affirmed the Trial Court’s ruling regarding lighting levels, customer and dancer separation distances and licensing of dancers and staff.  The Court of Appeals, however, did not follow the Trial Court’s ruling regarding the distance from which a club may be located from a church or school.  The Court of Appeals held that a distance measurement of 1,500 feet would be upheld upon a showing by the City of Houston that its claims that there were alternative sites available for relocating clubs could be substantiated. The case was remanded for trial on the issues of the alternative sites.

The trial commenced on December 4, 2006 and concluded on December 12, 2006.  The Trial Court rendered its judgment in favor of the City of Houston on January 31, 2007.  The Trial Court found that the City of Houston met its burden that there were sufficient alternate sites available to relocate all of the existing businesses in 1997.  The Trial Court found the 1997 ordinance constitutional and enforceable.  Post-trial motions were heard and the relief sought, a stay against enforcement, was denied by the Trial Court.  An appeal to the Fifth Circuit Court of Appeals was timely filed.    The Fifth Circuit granted a stay pending appeal.  Oral argument was held before the Fifth Circuit Court of Appeals on August 7, 2007.  It is unknown when a ruling on the motion will be issued by the Court.

Additionally, we have filed on behalf of three of our club locations in Houston state court lawsuits seeking judicial review of the results of the amortization process contained within the Ordinance.  This process was abated in 1998 due to the possible multiplicity of court actions.  The final order by the Trial Court resulted in the termination of the abatement and allowed the amortization process to continue as provided in the Ordinance.  The new lawsuits seeking review of the determination made by the amortization hearing officials in 1998 stops any enforcement action by the City of Houston for at least 60 days and it is anticipated that further injunctive relief will be sought in the state court cases should it become necessary.  In the event all efforts to stop enforcement activity fail and the City of Houston elects to enforce the judgment, we, as well as every other similarly situated sexually oriented business located within the incorporated area of Houston, Texas, will have to either cease providing nude or semi-nude entertainment or develop alternate methods of operating.  In such event, we presently intend to clothe our entertainers in a manner to eliminate the need for licenses and to take such steps as to not be subject to SOB ordinance compliance.  Approximately 24.2% of our club operation’s revenues for the nine months ended June 30, 2007 were in Houston, Texas.  The ruling could have a material adverse impact on our operations, but it is unknown at this time.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

During our quarter ended June 30, 2007, in addition to the transaction previously disclosed on Form 8-K we completed the following transactions in reliance upon exemptions from registration under the Securities Act of 1933, as amended (the "Act") as provided in Section 4(2) thereof. All certificates issued in connection with these transactions were endorsed with a restrictive legend confirming that the securities could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act. None of the transactions involved a public offering, underwriting discounts or sales commissions. We believe that each person was a “qualified” investor within the meaning of the Act and had knowledge and experience in financial and business matters, which allowed them to evaluate the merits and risks of our securities. Each person was knowledgeable about our operations and financial condition.

In May 2007, we issued 26,437 shares of common stock for $125,576 of principal and interest owed to a convertible debenture holder.

Item 6.	Exhibits.

Exhibit 31.1– Certification of Chief Executive Officer of Rick’s Cabaret International, Inc. required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 31.2– Certification of Chief Financial Officer of Rick’s Cabaret International, Inc. required by Rule 13a – 14(1) or Rule 15d – 14(a) of the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

Exhibit 32.1 -- Certification of Chief Executive Officer of Rick’s Cabaret International, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

Exhibit 32.2 -- Certification of Chief Financial Officer of Rick’s Cabaret International, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: August 14, 2007	By:/s/ Eric S. Langan
Eric S. Langan
Chief Executive Officer and President

Date: August 14, 2007	By:/s/ Phillip K. Marshall
Phillip K. Marshall
Chief Financial Officer and Principal Financial Officer

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Eric S. Langan, Chief Executive Officer and President of Rick’s Cabaret International, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Rick’s Cabaret International, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.
The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's independent registered public accounting firm and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 14, 2007	By:	/s/ Eric S. Langan
Eric S. Langan
Chief Executive Officer and President

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Phillip K. Marshall, Chief Financial Officer of Rick’s Cabaret International, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-QSB of Rick’s Cabaret International, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.
The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under my supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) Evaluated the effectiveness of the small business issuer's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) Disclosed in this report any change in the small business issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal year that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

5.
The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's independent registered public accounting firm and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer's internal control over financial reporting.

Date: August 14, 2007	By:	/s/ Phillip K. Marshall
Phillip K. Marshall
Chief Financial Officer and Principal Financial Officer

EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR
RULE 15d-14(b) and 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Rick’s Cabaret International, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Eric S. Langan, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007	By:	/s/ Eric S. Langan
Eric S. Langan
Chief Executive Officer and President

EXHIBIT 32.2

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR
RULE 15d-14(b) and 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Rick’s Cabaret International, Inc. (the "Company") on Form 10-QSB for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Phillip K. Marshall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2007	By:	/s/ Phillip K. Marshall
Phillip K. Marshall
Chief Financial Officer and Principal Financial Officer